                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549




                                FORM 8-K/A

                              CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                             JANUARY 31, 1994
              Date of Report (Date of earliest event reported)



                          SOUTHERN UNION COMPANY
            (Exact name of registrant as specified in charter)



DELAWARE                          1-6407                    75-0571592
(State of                      (Commission               (IRS Employer
incorporation                  File Number)             Identification
Number)



           504 LAVACA STREET, EIGHTH FLOOR, AUSTIN, TEXAS 78701
        (Address of principal executive offices including zip code)


                             (512) 477-5981
             Registrant's telephone number, including area code


                             Not applicable
           (Former name or address, if changed since last report)

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                     PAGE(S)
                                                                                                ------------------
MISSOURI BUSINESS OF GAS SERVICE:
  Audited Financial Statements:
    Report of Independent Accountants.........................................................         F-2
    Balance Sheet at December 31, 1992 and 1991...............................................         F-3
    Statement of Operations for the years ended December 31, 1992, 1991 and 1990..............         F-4
    Notes to Financial Statements.............................................................     F-5 to F-12
  Unaudited Interim Financial Statements:
    Balance Sheet at September 30, 1993.......................................................         F-13
    Statement of Operations for the nine months ended September 30, 1993 and 1992.............         F-14
    Notes to Unaudited Interim Financial Statements...........................................     F-15 to F-16
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS:
  Unaudited Pro Forma Combined Condensed Financial Information................................         PF-1
  Pro Forma Combined Condensed Statement of Operations for the nine months ended September 30,
   1993.......................................................................................         PF-2
  Pro Forma Combined Condensed Statement of Operations for the twelve months ended September
   30, 1993...................................................................................         PF-3
  Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1992...         PF-4
  Notes to Unaudited Pro Forma Combined Condensed Statements of Operations....................     PF-5 to PF-6
  Pro Forma Combined Condensed Balance Sheet at September 30, 1993............................         PF-7
  Notes to Unaudited Pro Forma Combined Condensed Balance Sheet...............................         PF-8

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Southern Union Company

    We have audited the balance sheet of the Missouri Business of Gas Service, a division of Western Resources, Inc., pursuant to the Agreement for Purchase of Assets between Western Resources, Inc. and Southern Union Company, as of December 31, 1992 and 1991 and the related statement of operations for each of the three years in the period ended December 31, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Missouri Business of Gas Service, a division of Western Resources, Inc., as of December 31, 1992 and 1991, and its operations for each of the three years in the period ended December 31, 1992 in conformity with generally accepted accounting principles.

                                                    COOPERS & LYBRAND

Austin, Texas
September 24, 1993

                        MISSOURI BUSINESS OF GAS SERVICE
                    (A DIVISION OF WESTERN RESOURCES, INC.)

                                 BALANCE SHEET

                                     ASSETS

                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1991          1992
                                                                                        ------------  ------------
                                                                                          (THOUSANDS OF DOLLARS)
Property, plant and equipment.........................................................  $    361,849  $    393,376
  Less accumulated depreciation and amortization......................................      (108,225)     (117,925)
                                                                                        ------------  ------------
                                                                                             253,624       275,451
                                                                                        ------------  ------------
Current assets:
  Cash................................................................................             8             9
  Accounts receivable, billed and unbilled............................................        49,117        57,942
  Materials and supplies..............................................................         4,467         4,764
  Other current assets................................................................            35            35
                                                                                        ------------  ------------
                                                                                              53,627        62,750
                                                                                        ------------  ------------
Deferred charges and other............................................................         4,384         5,935
                                                                                        ------------  ------------
    Total assets......................................................................  $    311,635  $    344,136
                                                                                        ------------  ------------
                                                                                        ------------  ------------
                                              EQUITY AND LIABILITIES
Equity in net assets acquired.........................................................  $    235,506  $    275,501
                                                                                        ------------  ------------
Current liabilities -- accounts payable and accrued liabilities.......................        71,277        64,608
Deferred credits and other............................................................         4,852         4,027
                                                                                        ------------  ------------
    Total liabilities.................................................................        76,129        68,635
Contingencies.........................................................................       --            --
                                                                                        ------------  ------------
    Total equity and liabilities......................................................  $    311,635  $    344,136
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                See accompanying notes to financial statements.

                        MISSOURI BUSINESS OF GAS SERVICE
                    (A DIVISION OF WESTERN RESOURCES, INC.)

                            STATEMENT OF OPERATIONS

                                                                                   YEARS ENDED DECEMBER 31,
                                                                             -------------------------------------
                                                                                1990         1991         1992
                                                                             -----------  -----------  -----------
                                                                                    (THOUSANDS OF DOLLARS)
Revenues...................................................................  $   302,163  $   307,667  $   297,956
                                                                             -----------  -----------  -----------
Cost and expenses:
  Gas purchase costs.......................................................      202,229      193,510      183,001
  Operating, maintenance and general.......................................       59,311       64,829       66,908
  Taxes, other than on income..............................................       25,598       25,877       25,038
  Depreciation and amortization............................................        9,730       11,628       13,172
                                                                             -----------  -----------  -----------
  Total costs and expenses.................................................      296,868      295,844      288,119
                                                                             -----------  -----------  -----------
Net operating revenue......................................................        5,295       11,823        9,837
                                                                             -----------  -----------  -----------
Other income (expenses):
  Interest expense.........................................................       (8,342)      (9,294)      (8,831)
  Other, net...............................................................          504         (696)       1,214
                                                                             -----------  -----------  -----------
  Total other income (expenses), net.......................................       (7,838)      (9,990)      (7,617)
                                                                             -----------  -----------  -----------
Earnings (loss) before income taxes........................................       (2,543)       1,833        2,220
Income tax provision (benefit).............................................       (1,593)         523          705
                                                                             -----------  -----------  -----------
Net earnings (loss)........................................................  $      (950) $     1,310  $     1,515
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

                See accompanying notes to financial statements.

                        MISSOURI BUSINESS OF GAS SERVICE
                    (A DIVISION OF WESTERN RESOURCES, INC.)

                         NOTES TO FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION
    The Missouri Business of Gas Service (the "Missouri Business"), a division of Western Resources, Inc., ("Western Resources"), is engaged in the distribution and sale of natural gas as a public utility in the state of Missouri. On July 9, 1993, Southern Union Company ("Southern Union" or the "Company") entered into a purchase and sale agreement with Western Resources (the "Agreement") to purchase the Missouri Business subject to certain conditions including the regulatory approval of the Missouri Public Service Commission ("MPSC" or the "Commission").

    The Missouri Business has no separate legal status or existence, and its activities are controlled by Western Resources. Historically, the operations of the Missouri Business have been included in the consolidated financial statements of Western Resources and were not accounted for as a separate entity. In the normal course of business, the Missouri Business has various transactions with Western Resources, including various expense allocations, which are material in amount.

    The accompanying historical balance sheet and statement of operations consists of the assets acquired and liabilities assumed as set forth in the Agreement and the operations related to the Missouri Business. These financial statements have been prepared from records maintained by Western Resources, and may not necessarily be indicative of the conditions which would have existed if the Missouri Business had been operated as an independent entity.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    GENERAL. The accounting policies of the Missouri Business are in accordance with generally accepted accounting principles as applied to regulated public utilities. The Missouri Business rates and operations are subject to regulation by the MPSC and the Federal Energy Regulatory Commission ("FERC"). The principal accounting policies used in the preparation of the financial statements of the Missouri Business are described below.

    UTILITY PLANT. Utility plant is stated at cost. For constructed plant, costs include contracted services, direct labor and materials, indirect charges for engineering, supervision, general and administrative costs, and an allowance for funds used during construction (AFUDC). The AFUDC rate was 6.07% in 1992, 6.25% in 1991, and 8.25% in 1990. The cost of additions to utility plant and replacement units of property is capitalized. Maintenance costs and replacement of minor items of property are charged to expense as incurred. When units of depreciable property are retired, they are removed from the plant accounts and the original cost plus removal charges less salvage are charged to accumulated depreciation. Significant software development costs are capitalized.

    DEPRECIATION. Depreciation is provided on the straight-line method based on the estimated useful lives of property. Composite provisions for Missouri Business' book depreciation approximated 3.38% in 1992, 3.40% in 1991, and 3.37% in 1990 of the average original cost of depreciable property.

    REVENUES AND GAS PURCHASE COSTS. Gas utility customers are billed on a monthly-cycle basis. The related cost of gas is matched with cycle billed revenue through the operation of purchased gas adjustment provisions. An estimate of unbilled revenues is recognized on a monthly-cycle basis which includes sales from the cycle-billing dates to the end of the month, unbilled gas purchase costs and revenue related taxes. The accrual for unbilled revenues is included in revenues in the statement of operations.

    TAXES ON INCOME. The Missouri Business is included in Western Resources' consolidated federal and state income tax returns. The Missouri Business' annual provision for income taxes included in the statement of operations was determined as if the Missouri Business had filed a separate federal and state income tax return but may include benefits from deductions and tax credits that are

                        MISSOURI BUSINESS OF GAS SERVICE
                    (A DIVISION OF WESTERN RESOURCES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) realizable only on a consolidated basis. Deferred income taxes are not presented in the accompanying balance sheet as the pending purchase transaction is taxable and the deferred income taxes pertaining to the Missouri Business will remain with Western Resources.

    The Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard ("SFAS") No. 109, ACCOUNTING FOR INCOME TAXES, which is effective for fiscal years beginning after December 15, 1992. The statement provides for the replacement of the "deferred method" of interperiod income tax allocation with the "liability method" which bases the amounts of current and future assets and liabilities on events recognized in the financial statements and on income tax laws and rates existing at the balance sheet date. Western Resources adopted the provisions of SFAS No. 109 as of January 1, 1992 for which there was no material impact on the operations of the Missouri Business.

3.  AFFILIATE TRANSACTIONS
    The Missouri Business engages in various transactions with Western Resources and its affiliates that are characteristic of a consolidated group under common control. Western Resources has historically provided the Missouri Business with various financial and administrative functions and services for which the Missouri Business is charged associated direct costs and expenses. In addition, certain indirect administrative costs are allocated to the various business divisions of Western Resources, including the Missouri Business, principally based on formulas which consider such proportionate variables as number of customers, number of employees and property balances. The methods utilized are, in the opinion of the management of Western Resources, reasonable.

    Direct and indirect corporate administrative costs including employee benefits, information systems support, accounting and office services and other general and administrative costs charged to the Missouri Business by Western Resources approximated $26.9 million in 1992, $23.2 million in 1991 and $19.5 million in 1990. Amounts are included in "operating, maintenance and general" in the statement of operations.

    Western Resources provides financing and cash management for the Missouri Business through a centralized treasury system. Western Resources also provides cash needs not generated internally by the Missouri Business operations. Western Resources' consolidated interest expense is, in turn, allocated to its business units, including the Missouri Business, based on a pro rata formula of its net investment in the Missouri Business. Historically, the weighted average interest rate of Western Resources was 7.6% in 1992, 8.0% in 1991 and 8.4% in 1990.

4.  RATE MATTERS AND REGULATION
    The Missouri Business, pursuant to rate orders from the MPSC, recovers increases in natural gas costs through various purchased gas adjustment clauses
(PGA). The annual difference between actual gas cost incurred and cost recovered through the application of the PGA are deferred and amortized through rates in subsequent periods.

    MPSC RATE PROCEEDINGS. On February 5, 1993, the Missouri Business filed an application with the MPSC requesting an increase in natural gas rates for the Missouri Business of $20.8 million or seven percent.

    On January 22, 1992, the MPSC issued an order authorizing the Missouri Business to increase natural gas rates by $7.3 million annually. On February 5, 1992, the Missouri Business filed an application for the issuance of an accounting order for the Missouri Business to defer service line replacement program costs incurred since July 1, 1991, including depreciation expense, property

                        MISSOURI BUSINESS OF GAS SERVICE
                    (A DIVISION OF WESTERN RESOURCES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4.  RATE MATTERS AND REGULATION (CONTINUED)
taxes, and carrying costs for recovery in the next general rate case. The MPSC subsequently issued an accounting order allowing the deferral of service line replacement program costs. At December 31, 1992, approximately $3.1 million of these deferrals have been included in deferred charges and other.

    On April 27, 1990, the MPSC approved an agreement among Gas Service, the MPSC staff, and intervenors to increase natural gas rates $18.5 million annually, effective May 1, 1990. The Missouri Business discontinued the deferral of accelerated line surveys and carrying charges on plant investment in new service lines on April 30, 1990, and began amortizing the balance to expense over a three-year period which began May 1, 1990.

    FERC ORDER NO. 528. In 1990, the FERC issued Order No. 528 which authorized new methods for the allocation and recovery of take-or-pay settlement costs by natural gas pipelines from their customers. Negotiation and litigation continues between Western Resources and suppliers concerning the amount of such costs to be allocated to the Missouri Business. Due to the present uncertainty of the outcome of the litigation and negotiations, the management of the Missouri Business is unable to estimate any further liability for take-or-pay settlement costs incurred by its pipeline suppliers. The MPSC has approved a mechanism to recover these take-or-pay costs from the Missouri customers.

    FERC ORDER NO. 636. On April 8, 1992, the FERC issued Order No. 636 which is intended to complete the deregulation of natural gas production and facilitate competition in the gas transportation industry. Order 636 is expected to affect the Missouri Business in several ways. The rules provide greater protection for pipeline companies by providing for recovery of all fixed costs through contracts with local distribution companies and other customers choosing to transport gas on a firm (non-interruptable) basis. The order also separates the purchase of natural gas from the transportation and storage of natural gas, shifting additional responsibility to distribution companies for the provision of long-term gas supply and transportation to distribution points. The Missouri Business may be liable to one or more of its pipeline suppliers for costs associated with any reduction in firm service demands. However, the management of the Company believes substantially all of these costs will be recovered from its customers and additional transition costs will be immaterial to the results of operations of the Missouri Business. Moreover, the Missouri Business is participating in pipeline restructuring negotiations and management of the Company does not anticipate any material difficulty in it continuing the service provided in the past.

    TIGHT SANDS. In December 1991, the MPSC approved an agreement authorizing the Missouri Business to refund to its customers approximately $20.1 million of certain anti-trust litigation settlement proceeds to be collected on behalf of the customers of the Missouri Business. To secure the refund of settlement proceeds, the MPSC authorized the establishment of an independently administered trust to collect and maintain cash receipts received under the Tight Sands settlement agreements, and provide for the refunds made. The trust has a term of 10 years.

5.  INTEREST EXPENSE
    Allocated interest expense is presented in the accompanying statement of operations net of AFUDC as follows (in thousands of dollars):

                                                                               YEAR ENDED DECEMBER 31,
                                                                           -------------------------------
                                                                             1990       1991       1992
                                                                           ---------  ---------  ---------
Interest expense allocated...............................................  $   8,432  $   9,314  $   8,864
Less AFUDC...............................................................        (90)       (20)       (33)
                                                                           ---------  ---------  ---------
                                                                           $   8,342  $   9,294  $   8,831
                                                                           ---------  ---------  ---------
                                                                           ---------  ---------  ---------

                        MISSOURI BUSINESS OF GAS SERVICE
                    (A DIVISION OF WESTERN RESOURCES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6.  TAXES ON INCOME
    The components of the tax provision (benefit) on income were as follows (in thousands of dollars):

                                                                      YEAR ENDED DECEMBER 31,
                                                            --------------------------------------------
                                                                                1992
                                                            --------------------------------------------
                                                             CURRENT   DEFERRED   INVESTMENT
                                                               TAX        TAX     TAX CREDIT     TOTAL
                                                            ---------  ---------  -----------  ---------
Federal...................................................  $  (5,762) $   6,669   $    (296)  $     611
State.....................................................       (589)       683      --              94
                                                            ---------  ---------  -----------  ---------
                                                            $  (6,351) $   7,352   $    (296)  $     705
                                                            ---------  ---------  -----------  ---------
                                                            ---------  ---------  -----------  ---------

                                                                                1991
                                                            --------------------------------------------
                                                             CURRENT   DEFERRED   INVESTMENT
                                                               TAX        TAX     TAX CREDIT     TOTAL
                                                            ---------  ---------  -----------  ---------
Federal...................................................  $   2,529  $  (1,815)  $    (299)  $     415
State.....................................................        345       (237)     --             108
                                                            ---------  ---------  -----------  ---------
                                                            $   2,874  $  (2,052)  $    (299)  $     523
                                                            ---------  ---------  -----------  ---------
                                                            ---------  ---------  -----------  ---------

                                                                                1990
                                                            --------------------------------------------
                                                             CURRENT   DEFERRED   INVESTMENT
                                                               TAX        TAX     TAX CREDIT     TOTAL
                                                            ---------  ---------  -----------  ---------
Federal...................................................  $   7,336  $  (8,478)  $    (307)  $  (1,449)
State.....................................................        989     (1,133)     --            (144)
                                                            ---------  ---------  -----------  ---------
                                                            $   8,325  $  (9,611)  $    (307)  $  (1,593)
                                                            ---------  ---------  -----------  ---------
                                                            ---------  ---------  -----------  ---------

    The sources of timing differences and the related deferred tax effects were as follows (in thousands of dollars):

                                                                             YEAR ENDED DECEMBER 31,
                                                                         -------------------------------
                                                                           1990       1991       1992
                                                                         ---------  ---------  ---------
Difference between book and tax depreciation...........................  $     989  $   2,910  $   2,381
Insurance reserves.....................................................       (210)       585        601
Pension plan cost accruals and other employee related..................       (679)      (364)       388
Deferred charges.......................................................     (2,060)    (2,395)     1,635
Purchased gas costs....................................................     (2,786)      (915)     2,344
Unbilled revenues......................................................     (5,166)    (3,456)    --
Software development costs.............................................        251      1,574          3
Customer deposits......................................................         50          9     --
                                                                         ---------  ---------  ---------
  Total................................................................  $  (9,611) $  (2,052) $   7,352
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------

                        MISSOURI BUSINESS OF GAS SERVICE
                    (A DIVISION OF WESTERN RESOURCES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6.  TAXES ON INCOME (CONTINUED)
    Total income tax expense differed from the amount computed by applying the applicable federal income tax rate of 34% to earnings before taxes on income. The reasons for the differences for each of the years were as follows:

                                                                              YEAR END DECEMBER 31,
                                                                         -------------------------------
                                                                           1990       1991       1992
                                                                         ---------  ---------  ---------
                                                                            (IN THOUSANDS OF DOLLARS)
Computed "expected" tax expense (benefit)..............................  $    (865) $     623  $     755
Flow-through of depreciation expense...................................        174        146        540
Reduction in excess deferred income taxes..............................       (272)        (3)       (55)
State income taxes.....................................................        (95)        72         62
Amortization of investment tax credit..................................       (307)      (299)      (296)
Permanent differences..................................................         62         27         21
Adjustment of prior year provision.....................................       (290)       (43)      (322)
                                                                         ---------  ---------  ---------
Actual tax expense (benefit)...........................................  $  (1,593) $     523  $     705
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------

7.  PROPERTY, PLANT AND EQUIPMENT
    The components of property, plant and equipment at December 31, 1991 and 1992 were as follows:

                                                                                  1991          1992
                                                                              ------------  ------------
                                                                              (IN THOUSANDS OF DOLLARS)
Property, plant and equipment:
  Distribution facilities...................................................  $    335,821  $    364,812
  Intangible................................................................         5,579         4,865
  General...................................................................        17,922        19,221
  Construction work in progress.............................................         2,527         4,478
                                                                              ------------  ------------
                                                                                   361,849       393,376
Less accumulated depreciation and amortization..............................      (108,225)     (117,925)
                                                                              ------------  ------------
  Total property, plant and equipment.......................................  $    253,624  $    275,451
                                                                              ------------  ------------
                                                                              ------------  ------------

8.  EMPLOYEE BENEFIT PLANS
    PENSION. The employees and retirees of the Missouri Business participate in Western Resources' pension plans (the "Plans"), which are non-contributory defined benefit plans covering substantially all of Western Resources' active and retired employees. The Plans provide benefits based on a participant's years of service and compensation during the last ten years before retirement. Western Resources' policy is to fund pension costs accrued subject to limitations set by the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code.

                        MISSOURI BUSINESS OF GAS SERVICE
                    (A DIVISION OF WESTERN RESOURCES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

8.  EMPLOYEE BENEFIT PLANS (CONTINUED)
    The following table provides information on the components of pension cost, funded status and actuarial assumptions for Western Resources' Plans:

                                                                          YEAR END DECEMBER 31,
                                                                 ---------------------------------------
                                                                     1990         1991          1992
                                                                 ------------  -----------  ------------
                                                                        (IN THOUSANDS OF DOLLARS)
Pension Cost:
  Service cost.................................................  $      6,345  $     6,589  $      9,847
  Interest cost on projected benefit obligations...............        18,729       20,985        29,457
  Return on plan assets........................................        (3,819)     (59,161)      (38,967)
  Deferred gain (loss) on plan assets..........................       (15,721)      38,015         7,705
  Net amortization.............................................           242         (131)         (948)
                                                                 ------------  -----------  ------------
    Net pension cost...........................................  $      5,776  $     6,297  $      7,094
                                                                 ------------  -----------  ------------
                                                                 ------------  -----------  ------------
Funded Status:
  Actuarial present value of benefit obligations:
  Vested.......................................................  $    183,262  $   200,435  $    316,100
  Non-vested...................................................        12,790       13,935        19,331
                                                                 ------------  -----------  ------------
    Total......................................................  $    196,052  $   214,370  $    335,431
                                                                 ------------  -----------  ------------
                                                                 ------------  -----------  ------------
  Plan assets (principally debt and equity securities) at fair
   value.......................................................  $    274,622  $   324,780  $    452,372
  Projected benefit obligation.................................       262,831      282,062       424,232
                                                                 ------------  -----------  ------------
  Plan assets in excess of projected benefit obligation........        11,791       42,718        28,140
  Unrecognized transition asset................................        (1,370)      (1,253)       (3,092)
  Unrecognized prior service costs.............................        29,321       27,216        55,886
  Unrecognized net gain........................................       (40,198)     (69,494)     (106,486)
                                                                 ------------  -----------  ------------
  Accrued pension costs........................................  $       (456) $      (813) $    (25,552)
                                                                 ------------  -----------  ------------
                                                                 ------------  -----------  ------------

Actuarial Assumptions:
  Discount rate...........................................       8.0%       8.0%   8.0%-8.5%
  Annual salary increase rate.............................       6.0%       6.0%        6.0%
  Long-term rate of return................................       8.0%       8.0%   8.0%-8.5%

    The employees and retirees of the Missouri Business comprise approximately 30% of total active employees and retirees of Western Resources at December 31, 1992. As provided in the Agreement, Western Resources will transfer to Southern Union the assets and liabilities of the Western Resources' Plans applicable to the employees and retirees of the Missouri Business, which based on a projected benefit obligation actuarial calculation at December 31, 1992 approximates $100 million.

    POST-RETIREMENT. Western Resources provides health care and life insurance benefits to its retired employees. The cost of retiree health care and life insurance benefits is recognized as expense when claims and premiums for life insurance policies are paid. The cost of providing health care and life insurance benefits for active employees and associated retirees of the Missouri Business was approximately $6.1 million in 1992, $5.9 million in 1991 and $5.3 million in 1990. Western Resources' cost of providing benefits for 2,928, 1,911, and 1,886 retirees is not separable from the cost of providing benefits for the 5,138, 4,474, and 4,614 active employees in 1992, 1991 and 1990 respectively.

    In December 1990 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard ("SFAS") No. 106, "EMPLOYERS' ACCOUNTING FOR POST-RETIREMENT BENEFITS

                        MISSOURI BUSINESS OF GAS SERVICE
                    (A DIVISION OF WESTERN RESOURCES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

8.  EMPLOYEE BENEFIT PLANS (CONTINUED)
OTHER THAN PENSIONS." Western Resources implemented SFAS No. 106 effective January 1, 1993. SFAS 106 requires the accrual of post-retirement benefits other than pensions, primarily medical benefits costs, during the years an employee provides services.

    The Missouri Business annual expense under SFAS 106, commencing after adoption is approximately $5.9 million and its total unfunded accumulated post-retirement benefit obligation is approximately $41 million which obligation will be amortized over 20 years. These costs historically have been allowed in rates when paid. To mitigate the impact of SFAS 106 expenses, Western Resources has implemented programs to reduce health care costs and has received approval from the MPSC to permit initial deferral of SFAS 106 expense and include it in the computation of cost of service net of an income stream generated from Western Resources' corporate-owned life insurance (COLI). If the Commission were to recognize post-retirement benefit costs under a different method, earnings could be impacted negatively. The cash surrender value of Western Resources' COLI is not included in the assets acquired pursuant to the Agreement.

    POST-EMPLOYMENT. The FASB has issued SFAS 112, "EMPLOYERS' ACCOUNTING FOR POST-EMPLOYMENT BENEFITS." The new statement requires the recognition of the liability to provide post-employment benefits when the liability has been incurred. Adoption of SFAS 112 is required no later than January 1, 1994. Although the effect of adoption has not been determined, the Company does not expect adoption to have a material effect on the Missouri Business operations.

    EARLY RETIREMENT AND VOLUNTARY SEPARATION PLANS. In January 1992, Western Resources initiated early retirement plans and voluntary separation programs. The voluntary early retirement plans were offered to all vested participants in Western Resources' pension plan who reached the age of 55 with 10 or more years of service on or before May 1, 1992. Costs associated with the early retirement plans and voluntary separation programs attributable to the Missouri Business totaled approximately $2.6 million, and are reflected in "operating, maintenance and general" in the accompanying statement of operations for the year ended December 31, 1992.

    SAVINGS. Western Resources also maintains savings plans in which substantially all of its employees participate. Western Resources matches employees' contributions up to specified maximum limits. The funds of the plans are deposited with a trustee and invested at each employee's option in one or more investment funds, including holding stock in a Western Resources, Inc. fund. Western Resources's contributions on behalf of employees of the Missouri Business were $0.9 million in 1992, $0.9 million in 1991 and $0.8 million in 1990.

9.  COMMITMENTS AND CONTINGENCIES
    GAS PURCHASE COMMITMENTS. The Missouri Business has commitments under gas purchase contracts which contain certain minimum purchase provisions for the firm supply of quantities of natural gas. In general, these gas purchase contracts provide for the make-up of volumes which are not purchased by the Missouri Business and take requirements that are substantially lower than the total end use demand serviced by the Missouri Business. In addition, the Missouri Business has contractual access to substantial pipeline storage capacity which significantly minimizes the risk that the Missouri Business would be susceptible to take-or-pay provisions contained in certain of its contracts.

    LEASE COMMITMENTS. At December 31, 1992, the Missouri Business had operating leases covering various property and equipment. Rent expense under those leases was $1.2 million in 1992, $1.3 million in 1991 and $0.8 million in 1990. Future estimated rental commitments are $0.3 million in 1993, $0.3 million in 1994, $0.2 million in 1995, $0.1 million in 1996 and $0.1 million in 1997. In

                        MISSOURI BUSINESS OF GAS SERVICE
                    (A DIVISION OF WESTERN RESOURCES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

9. COMMITMENTS AND CONTINGENCIES (CONTINUED) addition, the Missouri Business entered into a building lease commencing July 1993 which includes a rent holiday through November 1995. Lease commitments are $0.03 million in 1995, $0.4 million in 1996 and $0.4 million in 1997.

    ENVIRONMENTAL. The Missouri Business owns or is otherwise associated with a number of sites where manufactured gas plants were previously operated. These plants were commonly used to supply gas service in the late 19th and early 20th centuries, in certain cases by corporate predecessors to Western Resources. By-products and residues from manufactured gas could be located at these sites and at some time in the future may require remediation by the U.S. Environmental Protection Agency ("EPA") or delegated state regulatory authority. By virtue of notice under the Purchase and Sale Agreement and its preliminary, non-invasive review, the Company is aware of eleven such sites in the service territory of the Missouri Business. Based on information reviewed thus far, it appears that neither Western Resources nor any predecessor in interest ever owned or operated at least three of those sites. Western Resources has informed the Company that it was notified in 1991 by the EPA that the EPA was evaluating one of the sites (in St. Joseph, Missouri) for any potential threat to human health and the environment. Western Resources has also advised the Company that to date, the EPA has not notified it that any further action may be required. Evaluation of the remainder of the sites by appropriate federal and state regulatory authorities may occur in the future. At the present time and based upon the preliminary information available to it, the Company believes that the costs of any remediation efforts that may be required for these sites for which it may ultimately have responsibility will not exceed the aggregate amount subject to substantial sharing by Western Resources pursuant to the Environmental Liability Agreement to be entered into at the closing of the Missouri Acquisition. See "The Missouri Acquisition -- Environmental." In addition, the Company is aware of the existence of other significant potentially responsible parties from whom contribution for remediation would be sought, and would expect to make claims upon its insurers (Western Resources has already done so on its own behalf) and institute appropriate requests for rate relief. The Company is not presently aware of any other environmental matters in the Missouri Business which could reasonably be expected to have a material impact on its operations or financial position.

    LEGAL PROCEEDINGS. The Missouri Business is involved in various legal and environmental proceedings that management of the Company considers to be normal kinds of actions to which an enterprise of its size and nature is subject. Management of the Company believes that adequate provision has been made within the financial statements for these matters and accordingly believes their ultimate dispositions will not have a material adverse effect upon the business, operations or financial position of the Missouri Business.

                        MISSOURI BUSINESS OF GAS SERVICE
                    (A DIVISION OF WESTERN RESOURCES, INC.)

                                 BALANCE SHEET
                                  (UNAUDITED)

                                     ASSETS

                                                                                                SEPTEMBER 30, 1993
                                                                                                ------------------
                                                                                                  (THOUSANDS OF
                                                                                                     DOLLARS)
Property, plant and equipment.................................................................     $    416,703
  Less accumulated depreciation and amortization..............................................         (125,460)
                                                                                                     ----------
                                                                                                        291,243
                                                                                                     ----------
Current assets:
  Cash........................................................................................                8
  Accounts receivable, billed and unbilled....................................................           10,816
  Materials and supplies......................................................................            4,338
  Other current assets........................................................................            2,401
                                                                                                     ----------
                                                                                                         17,563
                                                                                                     ----------
Deferred charges and other....................................................................           10,398
                                                                                                     ----------
  Total assets................................................................................     $    319,204
                                                                                                     ----------
                                                                                                     ----------
                                              EQUITY AND LIABILITIES
Equity in net assets acquired.................................................................     $    288,181
                                                                                                     ----------
Current liabilities -- accounts payable and accrued liabilities...............................           25,174
Deferred credits and other....................................................................            5,849
                                                                                                     ----------
  Total liabilities...........................................................................           31,023
Contingencies.................................................................................          --
                                                                                                     ----------
  Total equity and liabilities................................................................     $    319,204
                                                                                                     ----------
                                                                                                     ----------

            See accompanying notes to interim financial statements.

                        MISSOURI BUSINESS OF GAS SERVICE
                    (A DIVISION OF WESTERN RESOURCES, INC.)

                            STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                                                             NINE MONTHS ENDED
                                                                                               SEPTEMBER 30,
                                                                                          ------------------------
                                                                                             1992         1993
                                                                                          -----------  -----------
                                                                                           (THOUSANDS OF DOLLARS)
Revenues................................................................................  $   201,007  $   233,291
                                                                                          -----------  -----------
Cost and expenses:
  Gas purchase costs....................................................................      121,130      141,241
  Operating, maintenance and general....................................................       50,315       53,117
  Taxes, other than on income...........................................................       18,361       21,470
  Depreciation and amortization.........................................................        9,716        9,347
                                                                                          -----------  -----------
  Total costs and expenses..............................................................      199,522      225,175
                                                                                          -----------  -----------
Net operating revenue...................................................................        1,485        8,116
                                                                                          -----------  -----------
Other income (expenses):
  Interest expense......................................................................       (6,482)      (6,799)
  Other, net............................................................................          718        2,268
                                                                                          -----------  -----------
  Total other income (expenses), net....................................................       (5,764)      (4,531)
                                                                                          -----------  -----------
Earnings (loss) before income taxes.....................................................       (4,279)       3,585
Income tax provision (benefit)..........................................................       (1,417)         997
                                                                                          -----------  -----------
Net earnings (loss).....................................................................  $    (2,862) $     2,588
                                                                                          -----------  -----------
                                                                                          -----------  -----------

            See accompanying notes to interim financial statements.

                        MISSOURI BUSINESS OF GAS SERVICE
                    (A DIVISION OF WESTERN RESOURCES, INC.)

                     NOTES TO INTERIM FINANCIAL STATEMENTS
                                  (UNAUDITED)

FINANCIAL STATEMENTS

    The interim financial statements are unaudited but, in the opinion of management of the Company, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the financial position and operations for such periods in conformity with generally accepted accounting principles. The operations for any interim period are not necessarily indicative of operations for the full year. These financial statements should be read in conjunction with the audited financial statements and notes thereto of the Missouri Business of Gas Service ("Missouri Business") contained elsewhere in this Registration Statement.

ACCOUNTING PRONOUNCEMENTS

    Western Resources adopted the provisions of Statement of Financial Accounting Standard ("SFAS") No. 106, EMPLOYER'S ACCOUNTING FOR POST-RETIREMENT BENEFITS OTHER THAN PENSIONS, as of January 1, 1993. This statement requires the accrual of post-retirement benefits other than pensions, primarily medical benefit costs, during the years an employee provides service.

    Based on actuarial projections and an adoption of the transition method allowing a 20-year amortization of the accumulated benefit obligation, the annual expense attributable to the employees of the Missouri Business under SFAS No. 106 will be approximately $5.9 million in 1993 (as compared to approximately $2.9 million on a cash basis) of which $5.1 million relates to medical benefits and $0.8 million relates to life insurance benefits. Annual expense in 1993 under SFAS 106 includes $0.5 million service cost, $3.4 million interest cost, and $2.0 million amortization of the transition obligation. The accumulated benefit obligation calculated at January 1, 1993 is approximately $41 million of which $34.9 million relates to medical benefits and $6.1 million relates to life insurance benefits. The actuarial computations for post-retirement benefits assumed a discount rate of 8.5%. Health care costs were assumed to be increasing at an initial rate of 14%, gradually reducing by 1% per year to a long term rate of 6% for purposes of calculating the post-retirement benefits. If the health care costs increased at a rate of 1%, the combined effect on the 1993 service and interest cost components would be a 2% increase and the accumulated benefit obligation would increase 2%. These costs have historically been allowed in rates when paid.

    To mitigate the impact of SFAS No. 106 expense, Western Resources has implemented programs to reduce health care costs. In addition, Western Resources filed an application with the Missouri Public Service Commission ("MPSC") for an order permitting the initial deferral of SFAS No. 106 expense. To mitigate the impact SFAS No. 106 expense will have on rate increases, Western Resources proposed inclusion in the future computation of cost of service the actual SFAS No. 106 expense and an income stream generated from Western Resources' corporate-owned life insurance (COLI). To the extent SFAS No. 106 expense exceeds income from the COLI program, this excess will be deferred (as allowed by the FASB Emerging Issues Task Force Issue No. 92-12) and offset by income generated through the deferral period by the COLI program. The MPSC has issued an order approving the Western Resources application. Should the income stream generated by the COLI program not be sufficient to offset the SFAS No. 106 expense through the deferral period, the MPSC order allows recovery of such deficit through the rate making process. Included in "Deferred charges and other" in the balance sheet at September 30, 1993 is a deferral of $2.2 million representing the SFAS No. 106 costs deferred pursuant to the above noted MPSC order. The cash surrender value of Western Resources' COLI is not included in the assets acquired pursuant to the Agreement for Purchase of Assets between Western Resources and Southern Union Company (the "Agreement").

                        MISSOURI BUSINESS OF GAS SERVICE
                    (A DIVISION OF WESTERN RESOURCES, INC.)

               NOTES TO INTERIM FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

CONTINGENCIES

    ENVIRONMENTAL. The Missouri Business owns or is otherwise associated with a number of sites where manufactured gas plants were previously operated. These plants were commonly used to supply gas service in the late 19th and early 20th centuries, in certain cases by corporate predecessors to Western Resources. By-products and residues from manufactured gas could be located at these sites and at some time in the future may require remediation by the U.S. Environmental Protection Agency ("EPA") or delegated state regulatory authority. By virtue of notice under the Purchase and Sale Agreement and its preliminary, non-invasive review, the Company is aware of eleven such sites in the service territory of the Missouri Business. Based on information reviewed thus far, it appears that neither Western Resources nor any predecessor in interest ever owned or operated at least three of those sites. Western Resources has informed the Company that it was notified in 1991 by the EPA that the EPA was evaluating one of the sites (in St. Joseph, Missouri) for any potential threat to human health and the environment. Western Resources has also advised the Company that to date, the EPA has not notified it that any further action may be required. Evaluation of the remainder of the sites by appropriate federal and state regulatory authorities may occur in the future. At the present time and based upon the preliminary information available to it, the Company believes that the costs of any remediation efforts that may be required for these sites for which it may ultimately have responsibility will not exceed the aggregate amount subject to substantial sharing by Western Resources pursuant to the Environmental Liability Agreement to be entered into at the closing of the Missouri Acquisition. See "The Missouri Acquisition -- Environmental." In addition, the Company is aware of the existence of other significant potentially responsible parties from whom contribution for remediation would be sought, and would expect to make claims upon its insurers (Western Resources has already done so on its own behalf) and institute appropriate requests for rate relief. The Company is not presently aware of any other environmental matters in the Missouri Business which could reasonably be expected to have a material impact on its operations or financial position.

    LEGAL PROCEEDINGS. The Missouri Business is involved in various legal and environmental proceedings that the management of the Company considers to be normal kinds of actions to which an enterprise of its size and nature is subject. Management of the Company believes that adequate provision has been made within the financial statements for these matters and accordingly believes their ultimate dispositions will not have a material adverse effect upon the business, operations or financial position of the Missouri Business.

OTHER MATTERS

    On July 9, 1993, Western Resources reached a definitive agreement to sell the Missouri Business to Southern Union Company for approximately $360 million, to be adjusted at the time of closing.

    On August 10, 1993, the United States Congress passed, and the President signed into law, the Omnibus Budget Reconciliation Act of 1993 (the "Act"). Among other provisions in the Act, effective January 1, 1993, the corporate federal income tax rate was increased to 35% on corporate taxable income in excess of $10 million.

    On October 5, 1993, the MPSC issued a rate order increasing the Missouri Business natural gas rates by approximately $9.8 million annually, effective beginning October 15, 1993.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION


    The following unaudited pro forma combined condensed financial information consists of the Unaudited Pro Forma Combined Condensed Statements of Operations for the nine months ended September 30, 1993, the twelve months ended September 30, 1993 and the year ended December 31, 1992 (the "Pro Forma Statements of Operations") and the Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 1993 (the "Pro Forma Balance Sheet," and together with the Pro Forma Statements of Operations, the "Pro Forma Financial Statements"). The Pro Forma Statements of Operations have been prepared by combining the consolidated statements of operations of the Company with the statements of operations of the Missouri Business for the periods indicated, adjusted to give effect to (i) the issuance of 2,000,000 shares of Common Stock in the Rights Offering, (ii) the completion of the Missouri Acquisition, including the sale of Senior Debt Securities to fund such Acquisition and (iii) the sale of Senior Debt Securities to refinance certain short-term debt, current maturities of long-term debt and certain long-term debt outstanding at September 30, 1993, as if such transactions had been consummated as of the beginning of each such period. The Pro Forma Balance Sheet has been prepared by combining the consolidated balance sheet of the Company as of September 30, 1993 with the balance sheet of the Missouri Business as of September 30, 1993, adjusted to give effect to (i) the issuance of 2,000,000 shares of Common Stock in the Rights Offering, (ii) the completion of the Missouri Acquisition, including the sale of Senior Debt Securities to fund such Acquisition and (iii) the sale of Senior Debt Securities to refinance certain short-term debt, current maturities of long-term debt and certain long-term debt outstanding as of September 30, 1993, as if such transactions had been consummated on September 30, 1993.


    The Pro Forma Financial Statements are based on and should be read in conjunction with the Company's Consolidated Financial Statements and notes thereto, included in the 1992 Form 10-K and the Third Quarter Form 10-Q that are incorporated by reference into this Prospectus, and the Historical Financial Statements of the Missouri Business that are included elsewhere in this Prospectus.

    The Pro Forma Statements of Operations are not necessarily indicative of the combined effects on the Company's results of operations that would have resulted if the Rights Offering and the Missouri Acquisition had actually occurred earlier.


    The pro forma adjustments are based on preliminary assumptions and estimates made by the Company's management regarding anticipated efficiencies resulting from the combined operations, reductions in costs planned by management, purchase accounting adjustments and the fair market value of certain assets acquired in the Missouri Business. The Pro Forma Statements of Operations do not reflect the financial impact, if any, of (i) the rate increases granted to Southern Union Gas and the Missouri Business during 1993 not yet earned and (ii) the pro forma effect of the results of operations of the Rio Grande Acquisition. Gas service rates, established by regulatory authorities, are based upon the utility's costs including operating, administrative and finance costs and include a return on equity. As a result, reductions in a utility's costs may have a direct impact on the level of rates it is allowed to collect from its customers in the future. See "Business -- Regulation." The actual allocation of the consideration paid for the Missouri Business may differ from that reflected in the Pro Forma Financial Statements after a more extensive review of the fair market values of the assets acquired and liabilities assumed in the Missouri
Acquisition has been completed. Amounts allocated will be based upon the estimated fair values at the time of the Missouri Acquisition, which could vary significantly from the amounts as of September 30, 1993. The Missouri Acquisition will be accounted for using the purchase method of accounting.



    The following table sets forth a summary of the sources and uses of funds resulting from (i) the issuance of 2,000,000 shares of Common Stock in the Rights Offering, (ii) the completion of the Missouri Acquisition, including the sale of Senior Debt Securities to fund such Acquisition and (iii) the sale of Senior Debt Securities to refinance certain short-term debt, current maturities of long-term debt and certain long-term debt outstanding as of September 30, 1993, as if such transactions had been consummated on September 30, 1993 (in thousands):

                                           SOURCES OF FUNDS
- ------------------------------------------------------------------------------------------------------
Gross Proceeds from Rights Offering........................................................  $  50,000
Sale of Senior Debt Securities.............................................................    475,000
                                                                                             ---------
                                                                                             $ 525,000
                                                                                             ---------
                                                                                             ---------

                                            USES OF FUNDS
- ------------------------------------------------------------------------------------------------------
Acquisition of Missouri Business...........................................................  $ 342,402
Refinancing of short-term borrowings used to fund the Rio Grande Acquisition...............     31,050
Refinancing of short-term debt.............................................................     28,256
Refinancing of current maturities of long-term debt........................................     20,000
Refinancing of long-term debt..............................................................     85,000
Stock and debt issuance costs and premiums on early extinguishment of debt (a).............     18,292
                                                                                             ---------
                                                                                             $ 525,000
                                                                                             ---------
                                                                                             ---------

- ------------------------------
(a) Includes a $3.3 million premium on the $50.0 million of 10.5% debentures due 2017 and a $10.4 million premium on the $10.0 million of 9.45% notes due 2004 and $25.0 million of 10% notes due 2012 for the early extinguishment of this debt.

                             SOUTHERN UNION COMPANY

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1993
                                  (UNAUDITED)

                                                                HISTORICAL
                                                         -------------------------           PRO FORMA
                                                          SOUTHERN      MISSOURI    ----------------------------
                                                            UNION       BUSINESS      ADJUSTMENTS     COMBINED
                                                         -----------  ------------  ---------------  -----------
                                                           (THOUSANDS OF DOLLARS, EXCEPT SHARES AND PER SHARE
                                                                                AMOUNTS)
Operating revenues.....................................  $   135,868  $    233,291                   $   369,159
Gas purchase costs.....................................       67,866       141,241                       209,107
                                                         -----------  ------------                   -----------
  Operating margin.....................................       68,002        92,050                       160,052
                                                         -----------  ------------                   -----------
Operating expenses:
  Operating, maintenance and general...................       35,289        53,117  $    (6,880)(a)       81,526
  Taxes, other than on income..........................        9,806        21,470                        31,276
  Amortization of acquisition adjustment...............        2,292                      1,111(b)         3,403
  Depreciation and amortization........................        7,968         9,347          460(c)        17,775
                                                         -----------  ------------  ---------------  -----------
    Total operating expenses...........................       55,355        83,934       (5,309)         133,980
                                                         -----------  ------------  ---------------  -----------
    Net operating revenue..............................       12,647         8,116        5,309           26,072
                                                         -----------  ------------  ---------------  -----------
Other income (expenses):
  Interest.............................................       (8,691)       (6,799)      15,371(d)       (24,648)
                                                                                        (24,529)(e)
  Other, net...........................................          861         2,268         (436)(f)        2,693
                                                         -----------  ------------  ---------------  -----------
    Total other income (expenses), net.................       (7,830)       (4,531)      (9,594)         (21,955)
                                                         -----------  ------------  ---------------  -----------
    Earnings before income taxes (benefit).............        4,817         3,585       (4,285)           4,117
Federal and state income taxes (benefit)...............        1,825           997       (1,733)(g)        1,089
                                                         -----------  ------------  ---------------  -----------
Earnings from continuing operations before preferred
 dividends.............................................        2,992         2,588       (2,552)           3,028
Preferred dividends....................................          843                       (843)(h)
                                                         -----------  ------------  ---------------  -----------
Earnings from continuing operations available for
 common stock..........................................  $     2,149  $      2,588  $    (1,709)     $     3,028
                                                         -----------  ------------  ---------------  -----------
                                                         -----------  ------------  ---------------  -----------
Earnings from continuing operations per common share...  $       .41                                 $       .42
                                                         -----------                                 -----------
                                                         -----------                                 -----------
Weighted average shares outstanding....................    5,243,934                  2,000,000(i)     7,243,934
                                                         -----------                ---------------  -----------
                                                         -----------                ---------------  -----------

 See accompanying notes to unaudited pro forma combined condensed statements of operations.

                             SOUTHERN UNION COMPANY

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1993
                                  (UNAUDITED)

                                                                HISTORICAL
                                                         -------------------------           PRO FORMA
                                                          SOUTHERN      MISSOURI    ----------------------------
                                                            UNION       BUSINESS      ADJUSTMENTS     COMBINED
                                                         -----------  ------------  ---------------  -----------
                                                           (THOUSANDS OF DOLLARS, EXCEPT SHARES AND PER SHARE
                                                                                AMOUNTS)
Operating revenues.....................................  $   201,408  $    330,240                   $   531,648
Gas purchase costs.....................................      107,943       203,112                       311,055
                                                         -----------  ------------                   -----------
  Operating margin.....................................       93,465       127,128                       220,593
                                                         -----------  ------------                   -----------
Operating expenses:
  Operating, maintenance and general...................       47,206        69,710  $    (9,173)(a)      107,743
  Taxes, other than on income..........................       13,231        28,147                        41,378
  Amortization of acquisition adjustment...............        3,064                      1,481(b)         4,545
  Depreciation and amortization........................       10,169        12,803          614(c)        23,586
                                                         -----------  ------------  ---------------  -----------
    Total operating expenses...........................       73,670       110,660       (7,078)         177,252
                                                         -----------  ------------  ---------------  -----------
    Net operating revenue..............................       19,795        16,468        7,078           43,341
                                                         -----------  ------------  ---------------  -----------
Other income (expenses):
  Interest.............................................      (11,633)       (9,148)      20,400(d)       (33,086)
                                                                                        (32,705)(e)
  Other, net...........................................        3,105         2,764         (581)(f)        5,288
                                                         -----------  ------------  ---------------  -----------
    Total other income (expenses), net.................       (8,528)       (6,384)     (12,886)         (27,798)
                                                         -----------  ------------  ---------------  -----------
    Earnings before income taxes (benefit).............       11,267        10,084       (5,808)          15,543
Federal and state income taxes (benefit)...............        4,058         3,119       (2,421)(g)        4,756
                                                         -----------  ------------  ---------------  -----------
Earnings from continuing operations before preferred
 dividends.............................................        7,209         6,965       (3,387)          10,787
Preferred dividends....................................        1,468                     (1,468)(h)
                                                         -----------  ------------  ---------------  -----------
Earnings from continuing operations available for
 common stock..........................................  $     5,741  $      6,965  $    (1,919)     $    10,787
                                                         -----------  ------------  ---------------  -----------
                                                         -----------  ------------  ---------------  -----------
Earnings from continuing operations per common share...  $      1.10                                 $      1.49
                                                         -----------                                 -----------
                                                         -----------                                 -----------
Weighted average shares outstanding....................    5,242,340                  2,000,000(i)     7,242,340
                                                         -----------                ---------------  -----------
                                                         -----------                ---------------  -----------

 See accompanying notes to unaudited pro forma combined condensed statements of operations.

                             SOUTHERN UNION COMPANY

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1992
                                  (UNAUDITED)

                                                                HISTORICAL
                                                         -------------------------           PRO FORMA
                                                          SOUTHERN      MISSOURI    ----------------------------
                                                            UNION       BUSINESS      ADJUSTMENTS     COMBINED
                                                         -----------  ------------  ---------------  -----------
                                                           (THOUSANDS OF DOLLARS, EXCEPT SHARES AND PER SHARE
                                                                                AMOUNTS)
Operating revenues.....................................  $   192,445  $    297,956                   $   490,401
Gas purchase costs.....................................      102,918       183,001                       285,919
                                                         -----------  ------------                   -----------
  Operating margin.....................................       89,527       114,955                       204,482
                                                         -----------  ------------                   -----------
Operating expenses:
  Operating, maintenance and general...................       46,313        66,908  $    (9,173)(a)      104,048
  Taxes, other than on income..........................       13,115        25,038                        38,153
  Amortization of acquisition adjustment...............        2,958                      1,481(b)         4,439
  Depreciation and amortization........................        9,779        13,172          614(c)        23,565
                                                         -----------  ------------  ---------------  -----------
    Total operating expenses...........................       72,165       105,118       (7,078)         170,205
                                                         -----------  ------------  ---------------  -----------
    Net operating revenue..............................       17,362         9,837        7,078           34,277
                                                         -----------  ------------  ---------------  -----------
Other income (expenses):
  Interest.............................................      (12,459)       (8,831)      19,551(d)       (34,444)
                                                                                        (32,705)(e)
  Other, net...........................................        5,928         1,214         (581)(f)        6,561
                                                         -----------  ------------  ---------------  -----------
    Total other income (expenses), net.................       (6,531)       (7,617)     (13,735)         (27,883)
                                                         -----------  ------------  ---------------  -----------
    Earnings before income taxes (benefit).............       10,831         2,220       (6,657)           6,394
Federal and state income taxes (benefit)...............        4,440           705       (2,370)(g)        2,775
                                                         -----------  ------------  ---------------  -----------
Earnings from continuing operations before preferred
 dividends.............................................        6,391         1,515       (4,287)           3,619
Preferred dividends....................................        2,500                     (2,500)(h)
                                                         -----------  ------------  ---------------  -----------
Earnings from continuing operations available for
 common stock..........................................  $     3,891  $      1,515  $    (1,787)     $     3,619
                                                         -----------  ------------  ---------------  -----------
                                                         -----------  ------------  ---------------  -----------
Earnings from continuing operations per common share...  $       .74                                 $       .50
                                                         -----------                                 -----------
                                                         -----------                                 -----------
Weighted average shares outstanding....................    5,259,314                  2,000,000(i)     7,259,314
                                                         -----------                ---------------  -----------
                                                         -----------                ---------------  -----------

 See accompanying notes to unaudited pro forma combined condensed statements of operations.

                             SOUTHERN UNION COMPANY
         NOTES TO PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS


    The following are adjustments to the Pro Forma Statements of Operations to reflect (i) the issuance of 2,000,000 shares of Common Stock in the Rights Offering, (ii) the completion of the Missouri Acquisition, including the sale of Senior Debt Securities to fund such Acquisition and (iii) the sale of Senior Debt Securities to refinance certain short-term debt, current maturities of long-term debt and certain long-term debt outstanding at September 30, 1993.


(a) Reflects the adjustment to operations, maintenance and general for certain anticipated cost savings resulting from the consolidation of operations and corporate functions, the integration of corporate management and the elimination of certain other duplicate administrative functions.

(b) Reflects amortization of the estimated excess purchase price over the historical book carrying value of the assets acquired of the Missouri Business on a straight line basis over a 30 year period.

(c) Reflects depreciation expense related to the purchase of additional equipment over their estimated useful lives. See note (a) of Notes to Pro Forma Balance Sheet.


(d) Reflects the removal of historical interest expense of the Missouri Business, the elimination of interest expense associated with the borrowings on the revolving credit facility used for the purchase and redemption of Southern Union preferred stock, the elimination of historical interest expense associated with the refinancing of $20.0 million of 10 1/8% notes due 1994 and the elimination of historical interest expense associated with the refinancing of $50.0 million of 10.5% debentures due 2017, $10.0 million of 9.45% notes due 2004 and $25.0 million of 10% notes due 2012.



(e) Reflects interest expense on $430.3 million of the $475.0 million of Senior Debt Securities at an annual interest rate of 7.60%. The difference of $44.7 million of Senior Debt Securities to be sold and used to refinance certain short-term borrowings, including those used to fund the Rio Grande Acquisition (which transaction closed on September 30, 1993), and purchase estimated net capital expenditures to be incurred by the Missouri Business subsequent to September 30, 1993 and prior to closing, and related debt issuance costs were assumed to have occurred on September 30, 1993. As a result, interest expense associated with these borrowings is not reflected in the Pro Forma Statements of Operations.



(f) Reflects  the amortization  of  debt issuance  costs of  approximately  $4.2 million associated with the sale of $475.0 million of Senior Debt Securities, a $3.3 million premium on the early extinguishment of $50.0 million of 10.5% debentures due 2017 and a $10.4 million premium on the early extinguishment of $10.0 million of 9.45% notes due 2004 and $25.0 million of 10% notes due 2012 on a straight line basis over the life of the new debt. See note (e) above.

                             SOUTHERN UNION COMPANY
   NOTES TO PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS (CONTINUED)

(g) Reflects the income tax provision (benefit) associated with the pro forma adjustments calculated using the applicable statutory state income tax rates and the statutory federal income tax rate of 35% for the nine months ended September 30, 1993, 34.75% for the twelve months ended September 30, 1993 and 34% for the year ended December 31, 1992. The 34.75% rate for the twelve months ended September 30, 1993 is a weighted average of two statutory rates in effect during the twelve month period.

    Income tax expense, on a pro forma combined basis, differs from the amount computed when applying the applicable statutory federal income tax rates to earnings before income taxes. The reasons for the differences are as follows:

                                                                                        TWELVE MONTHS
                                                  YEAR ENDED      NINE MONTHS ENDED    ENDED SEPTEMBER
                                               DECEMBER 31, 1992  SEPTEMBER 30, 1993       30, 1993
                                               -----------------  ------------------  ------------------
                                                                (THOUSANDS OF DOLLARS)
Computed "expected" tax expense..............      $   2,174          $    1,441          $    5,401
Items for which there are no tax
 consequences, principally amortization of
 additional purchase cost assigned to utility
 plant.......................................          1,025                 576                 809
Amortization of excess deferred income
 taxes.......................................            (55)               (233)               (300)
Flow through of depreciation expense.........            540                 (37)                150
Amortization of investment tax credit........           (457)               (249)               (332)
Adjustment of tax reserve....................                               (409)               (409)
Adjustment of prior year provision...........           (322)                                   (322)
Tax loss on sale of real estate in excess of
 book loss...................................           (322)                                   (322)
Other........................................            192                                      81
                                                     -------             -------             -------
                                                   $   2,775          $    1,089          $    4,756
                                                     -------             -------             -------
                                                     -------             -------             -------

(h) Reflects the elimination of preferred stock dividends resulting from the purchase and redemption of all outstanding Southern Union preferred stock in March and June 1993.

(i) Reflects the issuance of 2,000,000 shares of Common Stock in the Rights Offering.

                             SOUTHERN UNION COMPANY

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 1993
                                  (UNAUDITED)

                                     ASSETS

                                                                HISTORICAL
                                                        --------------------------            PRO FORMA
                                                          SOUTHERN      MISSOURI    ------------------------------
                                                           UNION        BUSINESS      ADJUSTMENTS       COMBINED
                                                        ------------  ------------  ----------------  ------------
                                                                          (THOUSANDS OF DOLLARS)
Property, plant and equipment.........................  $    372,757  $    416,703  $     11,950(a)   $    811,410
                                                                                          10,000(b)
Less accumulated depreciation and amortization........      (141,546)     (125,460)                       (267,006)
                                                        ------------  ------------  ----------------  ------------
                                                             231,211       291,243        21,950           544,404
Additional purchase cost assigned to utility plant,
 net..................................................        92,645                      44,437(c)        137,082
                                                        ------------  ------------  ----------------  ------------
  Net property, plant and equipment...................       323,856       291,243        66,387           681,486
Current assets........................................        40,440        17,563                          58,003
Deferred charges and other assets.....................        34,751        10,398        17,792(d)        104,581
                                                                                          41,640(e)
                                                        ------------  ------------  ----------------  ------------
    Total.............................................  $    399,047  $    319,204  $    125,819      $    844,070
                                                        ------------  ------------  ----------------  ------------
                                                        ------------  ------------  ----------------  ------------

                                       STOCKHOLDERS' EQUITY AND LIABILITIES
Common stockholders' equity:
  Common stock........................................  $      5,304                $      2,000(f)   $      7,304
  Premium on capital stock............................       144,925                      47,500(f)        192,425
  Retained earnings...................................           492                                           492
  Less treasury stock, at cost........................          (794)                                         (794)
  Equity in net assets acquired.......................                $    288,181      (288,181)(g)
                                                        ------------  ------------  ----------------  ------------
  Total common stockholders' equity...................       149,927       288,181      (238,681)          199,427
Long-term debt........................................        89,122                     475,000(h)        479,122
                                                                                         (50,000)(h)
                                                                                         (25,000)(h)
                                                                                         (10,000)(h)
Current liabilities and current maturities of
 long-term debt.......................................       128,399        25,174        15,166(i)         89,433
                                                                                         (28,256)(j)
                                                                                         (31,050)(j)
                                                                                         (20,000)(k)
Deferred credits and other liabilities................        10,384         5,849        38,640(l)         54,873
Accumulated deferred income taxes.....................        21,215                                        21,215
Commitments and contingencies.........................       --            --                              --
                                                        ------------  ------------  ----------------  ------------
    Total.............................................  $    399,047  $    319,204  $    125,819      $    844,070
                                                        ------------  ------------  ----------------  ------------
                                                        ------------  ------------  ----------------  ------------

See accompanying notes to unaudited pro forma combined condensed balance sheet.

                             SOUTHERN UNION COMPANY

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET


    The following are adjustments to the Pro Forma Balance Sheet as of September 30, 1993 to reflect (i) the issuance of 2,000,000 shares of Common Stock in the Rights Offering, (ii) the completion of the Missouri Acquisition, including the sale of Senior Debt Securities to fund such Acquisition, and (iii) the sale of Senior Debt Securities to refinance certain short-term debt, current maturities of long-term debt and certain long-term debt outstanding as of September 30, 1993:


(a) Reflects the purchase accounting adjustments of $4.4 million to record acquired assets at their estimated fair market value, and estimated additional expenditures to purchase non-transferable leases on automobiles of $4.3 million and data processing equipment and software of $3.3 million.

(b) Reflects the recording of the purchase of estimated net capital expenditures to be incurred by the Missouri Business subsequent to September 30, 1993 and prior to closing as per the Missouri Asset Purchase Agreement.

(c) Reflects the estimated excess of the purchase price over the historical book carrying value of the assets acquired of the Missouri Business of $44.4 million.


(d) Reflects the capitalization of estimated debt issuance costs associated with the sale of $475.0 million of Senior Debt Securities and premiums on the early extinguishment of $85.0 million of long-term debt to be amortized on a straight line basis over the life of the new debt. See note (h) below.


(e) Reflects the recording of (i) a regulatory asset of $38.6 million representing the deferral of the actuarially calculated accumulated post-retirement benefit obligation assumed in the purchase and (ii) a $3.0 million contribution to the Missouri Business' employees' qualified defined benefit plans in excess of the minimum required contribution under the Internal Revenue Code Section 412, as determined by the plans' actuary, pursuant to the MPSC Stipulation. See note (l) below and the "Accounting Pronouncements" note included in Notes to the Missouri Business' Interim Financial Statements included elsewhere herein.

(f) Reflects Southern Union's receipt of $50.0 million in gross proceeds from the completion of the Rights Offering, less approximately $0.5 million in estimated stock issuance costs, assuming 2,000,000 shares of Common Stock are issued in the Rights Offering at $25.00 per share.

(g) Reflects the elimination of the equity in the Missouri Business net assets acquired.


(h) Reflects the sale of Senior Debt Securities totalling $475.0 million and the refinancing of $50.0 million of 10.5% debentures due 2017, $10.0 million of 9.45% notes due 2004 and $25.0 million of 10% notes due 2012.


(i) Reflects the recording of certain liabilities of $15.2 million resulting from the acquisition transactions including the purchase of non-transferable leases on automobiles of $4.3 million, the purchase of data processing equipment and software of $3.3 million, a $3.0 million contribution to the Missouri Business' employees' qualified defined benefit plans (see note (e) above), and the recording of severance accruals of approximately $2.4 million and other estimated liabilities and contingencies associated with the acquisition of approximately $2.2 million.


(j) Reflects the utilization of a portion of the proceeds from the sale of Senior Debt Securities to retire borrowings on the Company's revolving credit facility, including borrowings of $31.1 million for the Rio Grande Acquisition and borrowings used for the purchase and redemption of preferred stock.


(k) Reflects the utilization of a portion of the proceeds from the sale of Senior Debt Securities for the repayment of certain current maturities of long-term debt.

(l)  Reflects   the  recording   of  the   actuarially  calculated   accumulated
    post-retirement benefit obligation of $38.6 million. See note (e) above.